SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

--------------------------------------------------------------------------------
                              STARCRAFT CORPORATION
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)   Title of each class of securities to which transaction applies:
        -----------------------------------------------------------------------
         2)   Aggregate number of securities to which transaction applies:
        -----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------
        4)       Proposed maximum aggregate value of transaction:
        -----------------------------------------------------------------------
        5)       Total fee paid:
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[  ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
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         2)       Form, Schedule or Registration Statement No:
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         3)       Filing Party:
         ------------------------------------------------------------
         4)       Date Filed:
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
                                [STARCRAFT LOGO]
                                  P.O. Box 1903
                               2703 College Avenue
                              Goshen, Indiana 46526
                                 (219) 533-1105

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

                         To Be Held On February 17, 1998

     Notice is hereby given that the Annual Meeting of Shareholders of Starcraft Corporation (the "Company") will be held at the Goshen Inn and Conference Center, 1375 Lincoln Way East (U.S. 33 East), Goshen, Indiana, on Tuesday, February 17, 1998 at 9:00 A.M., Goshen time.

     The Annual Meeting will be held for the following purposes:

     1. Election of Director. Election of one director of the Company in Class III for a term to expire in the year 2001.

     2. Ratification of Auditors. Ratification of the appointment of Ernst & Young LLP as auditors for the Company for the fiscal year ending September 27, 1998.

     3. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on December 19, 1997, are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended September 28, 1997, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

                                          By Order of the Board of Directors



                                          /s/ Kelly L. Rose
                                          Kelly L. Rose, Chairman of the Board
                                              and Chief Executive Officer

Goshen, Indiana
January 16, 1998

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                [STARCRAFT LOGO]
                                  P.O. Box 1903
                               2703 College Avenue
                              Goshen, Indiana 46526
                                 (219) 533-1105

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                February 17, 1998

     This Proxy Statement is being furnished to the holders of common stock, without par value (the "Common Stock"), of Starcraft Corporation (the "Company"), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at 9:00 A.M., Goshen time, on February 17, 1998, at the Goshen Inn and Conference Center, 1375 Lincoln Way East (U.S. 33
East), Goshen, Indiana, and at any adjournment of such meeting. This Proxy Statement is expected to be mailed to shareholders on or about January 16, 1998.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Michael H. Schoeffler, P.O. Box 1903, 2703 College Avenue, Goshen, Indiana 46526), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only voting shareholders of record at the close of business on December 19, 1997 ("Voting Record Date"), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 4,133,600 shares of the Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. Such table provides certain information regarding the beneficial ownership of the Common Stock as of December 19, 1997, by each person who is known by the Company to own beneficially 5% or more of the Common Stock. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares reported.

                                                     Number of Shares
Name and Address of                                    of Common Stock                         Percent of
Beneficial Owner                                    Beneficially Owned(1)                        Class (1)
----------------                                    ---------------------                        ---------
Kelly L. Rose                                            1,301,888 (2)                            31.02%
2703 College Avenue
Goshen, Indiana  46526

Heartland Advisors, Inc.                                 1,263,800 (3)                            30.57%
790 North Milwaukee Street
Milwaukee, Wisconsin  53202

Investment Counselors of Maryland, Inc.                    210,000 (4)                             5.08%
803 Cathedral Street
Baltimore, Maryland  21201

-----------------
(1) Based upon 4,133,600 shares of Common Stock outstanding (and in the case of Mr. Rose, 63,709 exercisable stock options held by Mr. Rose). The number of shares deemed outstanding does not include exercisable stock options held by other employees, management and directors for 332,349 shares of Common Stock including options which currently are or will become exercisable within the next 60 days.

(2) Includes 100,000 shares owned by Karen K. Rose, Mr. Rose's spouse, 63,709 stock options which are or will become exercisable within the next 60 days, and 10,450 shares held in a charitable foundation as to which Mr. Rose disclaims beneficial ownership.

(3) Heartland Advisors, Inc. has dispositive power with respect to all such shares and exclusive voting power with respect to 603,700 shares.

(4) Investment Counselors of Maryland, Inc. has dispositive power with respect to all such shares and voting power with respect to 180,000 shares.

                       PROPOSAL I -- ELECTION OF DIRECTORS

     The Board of Directors has five members. The Company's Articles of Incorporation provide that the Board of Directors is comprised of three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. The sole nominee for director from Class III is L. Craig Fulmer. Mr. Fulmer is a current director of the Company. If elected by the shareholders at the Annual Meeting, the term of Mr. Fulmer will expire in 2001.

     Unless  otherwise   directed,   each  proxy  executed  and  returned  by  a
shareholder will be voted for the election of Mr. Fulmer. If Mr. Fulmer should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominee may not be able to serve as director if elected.

     The following table sets forth certain information regarding the nominee for election as director and the other incumbent directors, including the number and percent of shares of Common Stock beneficially owned by such persons as of the Voting Record Date. No director or nominee for director is related to any other director or nominee for director or executive officer of the Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The table also sets forth the number of shares of Common Stock beneficially owned by each executive officer of the Company and by all directors and executive officers of the Company as a group.

                                                                                Common Stock
                                                             Director of        Beneficially
                                           Expiration of       Company           Owned as of         Percentage
Name                                     Term as Director       Since         December 19, 1997(1)     of Class
----                                     ----------------       -----         --------------------     --------
Directors and Nominees

Class I:
Kelly L. Rose                                  2000             1991           1,301,888 (2)(3)        31.02%
David J. Matteson                              2000             1993               3,000 (3)              *
Class II:
Allen H. Neuharth                              1999             1993             12,600  (3)(5)           *
Frank K. Martin                                1999             1994              41,500 (3)            1.00%
Class III:
L. Craig Fulmer (Nominee)                      1998             1991               7,500 (3)              *
Other Executive Officers
Michael H. Schoeffler                                                             72,500 (3)            1.73%
   President, Chief Operating Officer,
   Chief Financial Officer, Treasurer
   and Secretary

All directors and executive officers
   as a group (6 persons)                                                      1,438,988 (4)           33.79%      _____________

-------------
   *   Indicates less than 1%.

(1) Based upon information furnished by the respective director nominees. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he has any economic power with respect to the shares. Includes shares beneficially owned by members of the immediate families of the directors or director nominees residing in their homes and also includes options held by the individual or group that currently are or will become exercisable within the next 60 days.

(2) Includes 100,000 shares owned by Mr. Rose's spouse, and 10,450 shares held in a charitable foundation as to which Mr. Rose disclaims beneficial ownership.

(3) Includes the following shares subject to currently exercisable options granted under the Starcraft Corporation 1993 Stock Incentive Plan (the "1993 Incentive Plan") and/or the Starcraft Corporation 1997 Stock Incentive Plan ("1997 Incentive Plan" and together with the 1993 Incentive Plan, the "Incentive Plans"): 63,709 shares subject to currently exercisable options held by Mr. Rose; 55,000 shares subject to currently exercisable options held by Mr. Schoeffler; 1,500 shares subject to curently exercisable options held by Mr. Fulmer; 1,500 shares subject to curently exercisable options held by Mr. Martin; 1,500 shares subject to currently exercisable options held by Mr. Matteson; and 1,500 shares subject to currently exercisable options held by Mr.Neuharth.

(4) This total includes 124,709 shares subject to stock options granted under the Incentive Plans which are exercisable or will be exercisable within the next 60 days.

(5) Includes 100 shares currently held by trust under which Mr. Neuharth serves as Trustee.

The business experience of each director, director nominee and executive officer is set forth below.

Class I

     Mr. Rose (age 45) founded the Company in 1990. He has served as Chairman of the Board since January 18, 1991, and as Chief Executive Officer since April 16, 1993. He also serves as Chairman of the Board and Chief Executive Officer of Starcraft Automotive Group, Inc., Imperial Automotive Group, Inc. and National Mobility Corporation. Mr. Rose was co-founder and 50% owner of ASA Corporation from January 1977 to July 1990. ASA Corporation is an importer and international distributor of electronic components to manufacturers in the van conversion and recreational vehicle industries. Mr. Rose is currently a board member and chairman of the Recreational Vehicle Industry Association Conversion Vehicle Committee and serves on the boards of numerous charitable organizations.

     Mr. Matteson (age 61) was elected Director of the Company in April 1993. Presently retired, he served as the Associate Pastor of Granger Missionary
Church in Granger, Indiana, from September 1985 to May 1994. Prior to that appointment, he was associated with Bethel College, Mishawaka, Indiana, where he served as Vice President for Business and Finance, Registrar, Director of Admissions, and Director of Financial Aid over a period of twenty years.

Class II

     Mr. Neuharth (age 73) was elected Director of the Company in September 1993. The founder of the nationally distributed daily newspaper, USA TODAY, Mr. Neuharth retired as Chairman and CEO of Gannet Co., Inc. in March 1989. Presently, he serves as Chairman of the Freedom Forum and is self-employed as an author, columnist, consultant and public speaker.

     Mr. Martin (age 55) was elected as a Director of the Company in November 1994. He is the founder of Martin Capital Management where he has been Managing Partner since 1991. Prior to that time he was the President of McDonald Capital Management. Mr. Martin is also a board member of McDonald Trust Company.

Class III - Director Nominee

     Mr. Fulmer (age 55), a Certified Public Accountant, was elected Director of the Company in January 1991. In 1980, he founded and currently is Chairman of the Board of Heritage Financial Group, Inc., a real estate management, financial service, and manufacturing corporation operating in the manufactured housing industry. Mr. Fulmer is also a board member of Lake City Bank, Inc.

     THE DIRECTOR SHALL BE ELECTED UPON RECEIPT OF A PLURALITY OF VOTES CAST IN PERSON OR BY PROXY AT THE ANNUAL SHAREHOLDERS' MEETING OR AT ANY ADJOURNMENT THEREOF.

Other Executive Officer

     Mr. Schoeffler (age 37) a Certified Public Accountant, joined the Company in 1995 as Senior Vice President, Treasurer, and Chief Financial Officer and was appointed Secretary in 1995. Effective December 12, 1996, Mr. Schoeffler was appointed President and Chief Operating Officer. Prior to joining the Company he was Executive Vice President/Chief Financial Officer of General Products Corporation, an automotive parts supplier from 1989 to 1995; Assistant Controller for Sudbury, Inc., a diversified manufacturer, from 1986 to 1989; and a Certified Public Accountant with Ernst & Whinney from 1982 to 1986.

Meetings and Committees of the Board of Directors

     During the fiscal year ended September 28, 1997, the Board of Directors of the Company met five times, including teleconferences, in addition to taking a number of actions by unanimous written consent. During fiscal 1997, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

     The  Company's  Audit  Committee  is  responsible  for   recommending   the
appointment of the Company's independent accountants; meeting with the independent accountants to outline the scope and review the results of the annual audit; and reviewing with the internal auditor the systems of internal control and audit reports. The current members of this committee are directors Fulmer, Matteson, Martin, Neuharth and Rose. The Audit Committee held two meetings during the year ended September 28, 1997.

     The Compensation Committee of the Board of Directors is comprised of Messrs. Matteson, Fulmer, Neuharth, and Martin. The Compensation Committee recommends employee compensation, benefits and personnel policies to the Board of Directors and establishes for Board approval salary and cash bonuses for senior officers. The Compensation Committee also administers the Incentive Plans and has certain interpretive responsibilities for the Directors' Share Plan. The Compensation Committee held one meeting in the fiscal year ending September 28, 1997.

Management Remuneration and Related Transactions

     Report of the Compensation Committee

     The objectives of the Compensation Committee with respect to executive compensation are the following:

     (1) provide compensation opportunities generally comparable to those offered by other similarly situated companies to ensure the Company's ability to attract and retain talented executives who are essential to the Company's long-term success;

     (2) reward   executive   officers  based  upon  their  ability  to  achieve
         short-term and long-term strategic goals and objectives and to enhance shareholder value; and

     (3) align the interests of the executive officers with the long-term interests of shareholders by granting stock options which will become more valuable to the executives as the value of the Company's shares increases.

     At present, the Company's executive compensation program is comprised of base salary, annual incentive bonuses and long-term incentive opportunities provided in the form of stock options. The Company has employment contracts with the named executives which help the Company retain its executive officers and currently provide for the executives' base salaries. Annual incentive bonuses are tied to the Company's financial performance during the fiscal year and the executive's individual performance, and stock options have a direct relation to long-term enhancement of shareholder value. In years in which the Company's performance goals are met or exceeded, executive compensation should tend to be higher than in years in which performance is below expectations.

     Base Salary. The base salary levels of the Company's executive officers are intended to be generally comparable to those offered to executives with similar talent and experience by other similarly situated public companies. In determining base salaries, the Compensation Committee also takes into account individual performance and experience. While desiring to maintain executive salaries at competitive levels, the Compensation Committee does not give particular weight to compensation paid by any specific comparable public company.

     For fiscal year 1997, under the terms of Mr. Rose's employment agreement, his base salary was $300,000. Such base salary was determined by the Compensation Committee after considering the individual performance and experience of Mr. Rose and the base salary levels of executives with similar talent and experience who are employed with similarly situated public companies. Effective April 14, 1997, Mr. Rose agreed to a 20% reduction in base salary.

     Under Mr. Schoeffler's employment agreement his base salary for fiscal 1997 was increased from $150,000 to $200,000. Such base salaries for Mr. Schoeffler were determined by the Compensation Committee after considering the individual performance and experience of Mr. Schoeffler and the base salaries of executives with similar talent and experience employed by similarly situated public companies. The Compensation Committee determined the significant increase in Mr. Schoeffler's salary for 1997 in part as compensation for his assumption of substantial additional management responsibilities as President and Chief
Operating Officer of the Company. Effective April 14, 1997, Mr. Schoeffler agreed to a 20% reduction in base salary.

     Annual Incentive Bonuses. In December 1996 the Compensation Committee approved a new bonus arrangement based on the Company's return on assets. The Committee believes the new arrangement will better serve the objectives of the Committee to link the compensation of management with the enhancement of value for shareholders. Since the Company's performance did not exceed expectations, no bonuses were paid in fiscal years 1996 or 1997.

     Stock Options and Restricted Stock. The 1997 Incentive Plan and the 1993 Incentive Plan are the Company's long-term incentive plans for directors, executive officers and other key employees. The objective of the Incentive Plans is to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, and to enable executive officers and other key employees to develop and maintain a significant long-term ownership position in the Company's Common Stock. The Incentive Plans authorize the Compensation Committee to award executive officers and other key employees stock options, shares of restricted stock or certain cash awards.

     Options were granted to Mr. Schoeffler under the Incentive Plans in fiscal year 1997 as follows. In October 1996, Mr. Schoeffler was granted options to purchase 5,000 shares of Common Stock with an exercise price of $4.75 per share and, in July 1997, Mr. Schoeffler was granted options to purchase 10,000 shares for $2.875 per share. These grants of options were made in recognition of the additional duties Mr. Schoeffler has undertaken in connection with his assumption of the position of President and to provide additional incentive for him to work to build share value.

     To date the Compensation Committee has not taken steps to cause the Company's executive compensation arrangements to accommodate the provisions of ss.162(m) of the Internal Revenue Code of 1986, which limit the deductibility of an executive's compensation to $1 million annually, because it does not presently anticipate that any executive officer's remuneration will exceed $1 million per year.

     The Compensation Committee believes that linking executive compensation generally to corporate performance results in better alignment of compensation with corporate goals and the interests of the Company's shareholders. As performance goals are met or exceeded, most probably resulting in increased value to shareholders, executives are appropriately rewarded. The Committee believes that compensation levels during fiscal 1997 for Mr. Rose and Mr. Schoeffler adequately reflect the Company's compensation goals and policies.

                                  Compensation
                                Committee Members

                           David J. Matteson, Chairman
                                 L. Craig Fulmer
                                Allen H. Neuharth
                                 Frank K. Martin

Remuneration of Named Executive Officers

     The following table sets forth for each of the Company's last three fiscal years information with respect to Mr. Rose and Mr. Schoeffler who are the executive officers of the Company.

                           Summary Compensation Table

                                                                                          Long Term
                                                                                         Compensation
                                                       Annual Compensation                   Awards           All
                                                                       Other Annual       Securities         Other
                                      Fiscal                              Compen-         Underlying        Compen-
Name and Principal Position            Year      Salary       Bonus     sation (1)     Options/SARs (#)   sation (2)
--------------------------------------------------------------------------------------------------------------------
Kelly L. Rose                          1997    $271,500   $     ---       $24,204               ---        $  3,750
     Chairman and                      1996     257,700         ---        13,169            25,000           3,750
     Chief  Executive Officer          1995     300,000      95,000        19,084            50,000           8,000

Michael H. Schoeffler (3)              1997     180,400         ---         6,709            15,000          33,750
     President, Chief Operating        1996     143,900         ---         2,456            15,000           3,159
     Officer, Chief Financial          1995      86,538      50,000        40,510            25,000             ---
     Officer, Treasurer and Secretary

-----------------------
footnotes on following page

(1) Other annual compensation for 1995 was for taxes paid for Mr. Rose and, in the case of Mr. Schoeffler, consisted of $18,556 of housing and relocation expenses, $12,135 for taxes paid and $9,819 of other various benefits. Other annual compensation for 1996 and 1997 consisted of taxes paid for Messrs. Rose and Schoeffler. The value of perquisites or other personal benefits received by the named executives in 1995, 1996 and 1997 did not exceed the lesser of $50,000 or 10% of the executive's salary and bonus.

(2) These amounts represent Company contributions, on behalf of each of the named executives, to the 401(k) Plan. In January, 1997, Mr. Schoeffler received a $30,000 special commitment fee in connection with his execution of his employment agreement.

(3) Mr. Schoeffler was hired on January 16, 1995 at an annual base salary of $125,000 which was increased to $150,000 during 1996 and $200,000 for 1997.

Stock Incentive Plans

     The executive officers named above have received options to purchase 130,000 shares of Common Stock under the Incentive Plans. The purpose of the Incentive Plans is to provide to certain directors, officers (including officers who are members of the Board of Directors) and other key employees of the Company who are materially responsible for the management or operations of the Company and have provided valuable services to the Company a favorable opportunity to acquire Common Stock of the Company, thereby providing them with an increased incentive to work for the success of the Company and better enabling the Company to attract and retain capable directors and executive personnel.

     The following sets forth information related to options granted during fiscal 1997 to the following executive officer.

                       Options Granted -- Last Fiscal Year
                                Individual Grants
                                                                                            Potential Realized
                                                                                             Value at Assumed
                                                                                              Annual Rates of
                                         % of Total                                      Stock Price Appreciation
                                       Options Granted     Exercise of                      for Option Term (1)
                                                                                            -------------------
                            Options    to Employees in     Base Price      Expiration
Name                        Granted      Fiscal Year        ($/share)         Date            5%               10%
------------------------------------------------------------------------------------------------------------------
Michael H. Schoeffler        10,000         8.81%             2.875          07/26/02       $ - 0 -            $7,450
Michael H. Schoeffler         5,000         4.41%             4.750          10/05/01         - 0 -             - 0 -
Total                        15,000        13.22%                                           $ - 0 -            $7,450

(1) Based upon a market value of the Common Stock of $2.25 per share at December 19, 1997.

     The following table includes the number of shares covered by both exercisable and unexercisable stock options held by the executive officers as of December 19, 1997.

                              Outstanding Stock Option Grants and Value Realized as of December 19, 1997

                                   Number of Unexercised Options                 Value of the Unexercised
                                        at Fiscal Year End                         In-the-Money Options
Name                           Exercisable              Unexercisable        Exercisable          Unexercisable
---------------------------------------------------------------------------------------------------------------
Kelly L. Rose                    63,709                     11,291           $  --- (1)             -0-
Michael H. Schoeffler            55,000                         -0-          $  --- (1)             -0-

(1) Since the market value of the Company's Common Stock was $2.25 per share at December 19, 1997, none of the options granted during the last fiscal year are "in-the-money."

Employment Agreements

         The Company has entered into a five-year employment contract with Kelly
L. Rose ("Rose"). The contract, effective as of December 12, 1996, extends annually to maintain its five-year term unless notice not to extend is properly given by either party to the contract. Rose is entitled to receive a base salary under the contract for 1998 of $300,000. Mr. Rose's base salary is subject to increases as approved by the Company. The contract also provides, among other things, for participation in other fringe benefits and benefit plans available to the Company's employees. Rose may terminate his employment upon sixty days' written notice to the Company. The Company may discharge Rose for "cause" (as defined in the contract) at any time. If Rose terminates his own employment for "cause" (as defined in the contract), or if the Company, in arbitration or judicial proceedings, is found to have breached any of the material terms or conditions of the agreement, Rose shall be entitled to receive his base compensation under the contract for an additional five years from the termination date. In addition, during such period, Rose shall be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits. Alternatively, Rose may elect to receive his base compensation under the contract for such five year period, payable in one lump sum payment within thirty days of the date of termination; but shall not be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits. Moreover, within the three month period after Rose's employment is terminated for any reason including Rose's termination of his employment with the Company without cause, Rose will have the right to cause the Company to purchase any stock options he holds for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. In the event of Rose's disability, Rose will be entitled to receive his base compensation for five additional years during the continuance of such disability. In addition, during such period, Rose shall be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits. In the event of Rose's death, Rose's spouse will be entitled to receive Rose's base compensation for an additional five years. During such period, Rose's spouse will also continue to receive the benefit of the Company's insurance plans. The contract provides for certain additional insurance coverage and other perquisites to be paid for by the Company. The contract also requires Rose to protect the confidential business information of the Company.

     On December 12, 1996, the Company entered into a one-year employment contract with Michael H. Schoeffler ("Schoeffler"). The contract was extended for an additional one year term on December 12, 1997. Schoeffler is entitled to receive a base salary under the contract for 1998 of $200,000. Mr. Schoeffler's base salary is subject to increases approved by the Company. Additionally, prior to a "change of control" (as defined in the contract), the Company may decrease the salary it pays to Schoeffler if the operating results of the Company are significantly less favorable than those for the fiscal year then ending, and the Company decreases the salaries it pays to all other senior executive officers. The contract also provides, among other things, for participation in other fringe benefits and benefit plans available to the Company's employees. Schoeffler may terminate his employment upon sixty days' written notice to the Company. The Company may discharge Schoeffler for "cause" (as defined in the contract) at any time. If the Company terminates Schoeffler's employment for other than cause or if Schoeffler terminates his own employment for "cause" (as defined in the contract), Schoeffler shall be entitled to receive his base compensation under the contract for an additional one year from the termination date, provided, that in the event such termination follows a change of control, Schoeffler shall be entitled to receive his base compensation under the contract for an additional three years from the termination date. In addition, during such period Schoeffler shall be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits, unless substantially equivalent and no less favorable benefits are provided by a subsequent employer. In the event that Schoeffler is entitled to receive his base salary for an additional three years, he may elect to receive such compensation in one lump sum payment within thirty days of the date of termination. If Schoeffler makes such an election he shall not be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits. Moreover, within a period of three months after the Company terminates Schoeffler's employment for other than cause or if Schoeffler terminates his own employment for cause, Schoeffler shall have the right to cause the Company to purchase any stock options he holds for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. The employment contract provides the Company protection for two years from competition by Schoeffler should he voluntarily terminate his employment without cause or be terminated by the Company for cause. The employment contract also requires protection of confidential business information.

Defined Benefit Plans

     401(k) Savings Plan. The employees of the Company with more than six months of service and who have attained age 18 are entitled to participate in the 401(k) Savings Plan of the Company (the "401(k) Plan"). The Company has discretion to make a matching contribution to each participating employee based on the employee's contribution up to a maximum of 6% of the employee's compensation. The Company also has discretion to make additional profit-sharing contributions. Benefits under the 401(k) Plan are payable upon the employee's retirement, death, disability or other termination of employment.

Compensation of Directors

     Director Compensation. Directors of the Company who are salaried employees of the Company do not receive additional compensation for serving as director. Non-employee directors of the Company receive a retainer of $5,000 per year for serving on the Board of Directors and $1,250 for each meeting of the Board of Directors of the Company, $625 for each committee meeting of the Board of Directors and $625 for a meeting of the Board of Directors of one of the Company's subsidiaries. Pursuant to the Directors' Share Plan and a related compensation deferral plan, non-employee directors may elect to receive their cash director fees in the form of Company Common Stock or to have the payment of their fees deferred. In the event of deferral, the director may elect to have the deferred amount deemed invested in Company shares (with dividend-equivalent value deemed reinvested in shares) or as a general interest bearing obligation of the Company.

     Non-employee directors are eligible to receive supplemental life, accidental death and disability and health insurance. Premiums paid for Messrs. Fulmer, Martin, Neuharth and Matteson during 1997 totalled $797 each. Non-employee directors are also eligible to receive personal use of a demonstrator Starcraft conversion vehicle. The estimated values of vehicles provided to Messrs. Fulmer, Martin, Neuharth and Matteson were approximately $4,567, $2,283, $6,850, and $6,850, respectively, during fiscal 1997.

     The Company entered into a consulting agreement with Allen H. Neuharth as of September 15, 1993 for a period of one year, subject to automatic extension unless cancelled by either party upon thirty days' written notice. The agreement is intended to help the Company take optimal advantage of Mr. Neuharth's experience and expertise in entrepreneurship, public relations, management motivation and the investment community. Mr. Neuharth will be available to the Company to provide consultation, assistance and advice, generally as management requests. He will also make at least two speaking appearances on the Company's behalf each year. Under the agreement, Mr. Neuharth receives $6,500 per month for his consulting services, reimbursement for reasonable out-of-pocket expenses, including first-class travel and lodging accommodations, and certain other perquisites appropriate to the performance of his services. As a Director of the Company, Mr. Neuharth is also entitled to receive such retainers, fees, stock options and other benefits that accrue to non-employee members of the Board of Directors.

Performance Graph

     The graph below shows the monthly performance of the Company's Common Stock since July 30, 1993, in comparison to the NASDAQ Composite Index and certain peer groups described below.

                            [GRAPH HAS BEEN OMITTED]


                  STARCRAFT           PEER           NASDAQ
                  AUTOMOTIVE          GROUP (1)      MARKET
 BASE              100.00             100.00         100.00
 9/30/1993          92.50             106.58         105.02
12/31/1993         112.50             105.91         105.26
 3/31/1994          95.00             104.65         106.96
 6/30/1994          87.50              90.22         106.05
 9/30/1994          63.75              92.23         111.70
12/30/1994          75.00              76.29         109.46
 3/31/1995          78.75              76.50         112.69
 6/30/1995          57.50              82.97         123.28
 9/29/1995          63.75              81.34         137.36
12/29/1995          45.00              76.57         136.26
 3/29/1996          48.75              77.04         142.55
 6/28/1996          50.00              79.09         153.12
 9/30/1996          47.50              88.70         157.34
12/31/1996          37.50              90.03         164.74
 3/31/1997          36.25              93.41         156.36
 6/30/1997          26.25              98.67         184.98
 9/30/1997          20.63             105.52         215.68

(1)  Excel Industries Inc., Simpson Industries Inc., and Walbro Corp.

     Peer group comparisons. Management believes the vehicle conversion business has similarities to, and can be affected by factors in the general automotive industry. The Company is the only publicly-traded company whose principal line of business is vehicle conversions, so a directly comparable peer group is not available. The peer group presented consists of companies in the automotive business, primarily suppliers to original equipment manufacturers.

     Compensation Committee Interlocks and Insider Participation

     During fiscal 1997 the members of the Company's Compensation Committee have
been   outside   directors   Matteson,   Fulmer,   Martin  and   Neuharth.   See
"--Compensation of Directors" above.

     Certain Transactions

     The Company from time to time utilizes an airplane for business transportion purposes which is owned by a partnership in which Mr. Rose holds a one-third interest. During 1997, payments by the Company for use of the plane were $100,816.

              PROPOSAL II-- RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors proposes the ratification by the shareholders at the Annual Meeting the appointment of the accounting firm of Ernst & Young LLP as independent auditors for the fiscal year ended September 27, 1998. The Board of Directors of the Company approved the engagement of Ernst & Young LLP as the Company's independent auditors at its meeting held on November 4, 1997 upon the recommendaton of the Audit Committee. Ernst & Young LLP served as auditors for the Company during the past two fiscal years. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires. He will also be available to respond to any appropriate questions shareholders may have.
     RATIFICATION OF THE APPOINTMENT OF AUDITORS REQUIRES THAT THE VOTES CAST IN PERSON OR BY PROXY AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF IN FAVOR OF RATIFICATION EXCEED THOSE CAST AGAINST.

                              SHAREHOLDER PROPOSALS

     Any proposal that a shareholder wishes to have presented at the next Annual Meeting of the Company to be held in 1999 must be received at the main office of the Company for the inclusion in the proxy statement no later than 120 days in advance of January 16, 1999. Any such proposal should be sent to the attention of Michael H. Schoeffler, Secretary of the Company, at P.O. Box 1903, 2703 College Avenue, Goshen, Indiana 46526.

                   FILINGS UNDER SECTION 16(a) OF THE 1934 ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors and persons who own more than 10% of the Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended September 28, 1997, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to
Section 16(a) of the 1934 Act were complied with.

                                  OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Company may solicit proxies personally or by telephone without additional compensation.

     Each Shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed return envelope.

     Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

                                           By Order of the Board of Directors


                                           /s/ Kelly L. Rose
                                           Kelly L. Rose, Chairman of the Board
                                               and Chief Executive Officer

January 16, 1998

REVOCABLE                                                              REVOCABLE
PROXY                                                                    PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              STARCRAFT CORPORATION
               Annual Meeting of Shareholders -- February 17, 1998

         The undersigned hereby appoints Kelly L. Rose and Michael H. Schoeffler, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of Starcraft Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Goshen Inn and Conference Center, 1375 Lincoln Way East (U.S. 33 East), Goshen, Indiana, on Tuesday, January 17, 1998, at 9:00 A.M. Goshen time, and at any and all adjournments thereof.

         THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                  (Continued and to be signed on reverse side.)

                              STARCRAFT CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

The Board of Directors recommends a vote "FOR" each of the listed propositions.

                                             For      Withhold

1.    Election of Directors:
      L. Craig Fulmer                        [_]      [_]

2.    Ratification of the appointment
      of Ernst & Young, LLP as auditors
      for the year ending September          For      Against  Abstain
      27, 1998.                              [_]      [_]      [_]

3.    Please check this box if you
      intend to attend the Annual
      Meeting of Shareholders                [_]


In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof. This Proxy may be revoked at any time prior to the voting thereof. The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the meeting, a proxy statement and an Annual Report to Shareholders.

                                        Dated: ___________________________, 1998

                                        Signature:______________________________

                                        ----------------------------------------

                                        Please sign as your name  appears on the
                                        envelope  in which this card was mailed.
                                        When  signing  as  attorney,   executor,
                                        administrator,   trustee  or   guardian,
                                        please give your full title. If shares are held jointly, each holder should sign.



                            ^ FOLD AND DETACH HERE ^

                             YOUR VOTE IS IMPORTANT.
     PLEASE COMPLETE, DATE, SIGN AND MAIL THIS ABOVE PROXY CARD AND PROMPTLY
                       RETURN IT IN THE ENCLOSED ENVELOPE